Exhibit 4.1

FORM OF SECURITIES PURCHASE AGREEMENT

Advanced Life Sciences Holdings, Inc.

1440 Davey Road

Woodridge, IL 60517

Ladies & Gentlemen:

The undersigned,                                (the “Investor”), hereby confirms its agreement with you as follows:

1.                                       This Securities Purchase Agreement (the “Agreement”) is made as of December     , 2007 by and among Advanced Life Sciences Holdings, Inc., a Delaware corporation (the “Company”), and the Investor.

2.                                       The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor                shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), at a purchase price of $1.90 per share, and warrants, in the form of Exhibit B attached hereto, to purchase up to              shares of Common Stock in the aggregate at an exercise price of $2.15 per share, in each case, pursuant to the Terms and Conditions for Purchase of the Shares and the Warrants attached hereto as Annex I and incorporated herein by reference as if fully set forth herein (the “Terms and Conditions”).  Such              shares of Common Stock to be purchased by the Investor pursuant to this Agreement are referred to herein as the “Shares,” and such warrants to be issued to the Investor pursuant to this Agreement to purchase up to          shares of Common Stock are referred to herein as the “Warrants.”   Each Investor will purchase the number of the Shares and the number of the Warrants as set forth below their respective names on the signature pages hereto for the purchase price set forth thereon.  This Securities Purchase Agreement, together with the investor questionnaire, exhibits and Terms and Conditions, which are incorporated herein by reference as if fully set forth herein, may hereinafter be referred to as the “Agreement”.  Unless otherwise requested by the Investor, the certificates representing the Shares and the Warrants purchased by the Investor will be registered in the Investor’s name and address as set forth below.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.  By executing this Agreement, the Investors acknowledge that the Company may use the information in paragraph 2 above and the name and address information below in preparation of the Registration Statement (as defined in Annex I).  This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

AGREED AND ACCEPTED:
Advanced Life Sciences Holdings, Inc.	Investor: [NAME OF INVESTOR]

By:
Title:

By:
Print Name:
Title:

Address:

Tax ID No.:
Contact name:
Telephone:
Name in which shares should be registered (if different):

Number of Shares:
Number of Warrants:
Aggregate Purchase Price:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES AND WARRANTS

1.                                       Authorization and Sale of the Shares and the Warrants.  Subject to these Terms and Conditions, the Company has authorized the issuance and sale to the Investor pursuant hereto of the Shares and the Warrants.

2.                                       Agreement to Sell and Purchase the Shares and the Warrants; Subscription Date.

2.1                                       At the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the Shares and the Warrants as set forth in Paragraph 2 of the Securities Purchase Agreement to which these Terms and Conditions are attached at the purchase price set forth thereon, and each Investor will purchase such number of the Shares and the Warrants as set forth below their respective names on the signature pages to the Securities Purchase Agreement.

2.2                                       On or about the Closing Date (as defined in Section 3), the Company will sell additional securities to one or more third party purchasers other than the Investor (the “Contemporaneous Offering”).

2.3                                       The obligations of the Investor under the Agreement (as defined below) are several and not joint with the obligations of any third party purchaser of the Company’s securities, and the Investor shall not be responsible in any way for the performance of the obligations of any such third party purchaser.  Each of the Investor and the Company agree and acknowledge that (i) the decision of the Investor to purchase the Shares and the Warrants pursuant to the Agreement has been made by the Investor independently of any such third party purchaser and (ii) no such third party purchaser has acted as agent for the Investor in connection with the Investor making its investment hereunder and that no such third party purchaser will be acting as agent of the Investor in connection with monitoring its investment hereunder.  Nothing contained in the Agreement, and no action taken by the Investor hereto, shall be deemed to constitute the Investor and any such third party purchaser as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and any such third party purchaser are in any way acting in concert or as a group with respect to any matter, including the obligations or the transactions contemplated by the Agreement; provided, that such obligations or the transactions contemplated hereby may be modified, amended or waived in accordance with Section 9 below. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of the Agreement (provided, that such rights may be modified, amended or waived in accordance with Section 9 below), and it shall not be necessary for any such third party purchaser to be joined as an additional party in any proceeding for such purpose.  To the extent that any such third party purchaser purchases the same or similar securities as the Investor hereunder or on the same or similar terms and conditions or pursuant to the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of the Investor, and would be solely for the convenience of the Company and not because it was required or requested to do so by the Investor or any such third party purchaser. The Securities Purchase Agreement (including these attached Terms and Conditions) is hereinafter sometimes collectively referred to as the “Agreement.”

3.                                       Delivery of the Shares and the Warrants at Closing.  It is expected that the completion of the purchase and sale of the Shares and the Warrants (the “Closing”) shall occur on or about December 12, 2007 (the “Closing Date”), at the Chicago offices of the Company’s counsel.  At the Closing, the Company shall deliver to the Investor (a) one or more stock certificates representing the Investor’s number of the Shares and (b) one or more warrant certificates representing the Investor’s number of the Warrants, in each case as is set forth in Paragraph 2 of the Securities Purchase Agreement, each such certificate to be registered in the name of the Investor or, if so indicated on the signature page of the Securities Purchase Agreement, in the name of a nominee designated by the Investor.

The Company’s obligation to issue the number of the Shares and the number of the Warrants to the Investor as set forth on the signature page to the Securities Purchase Agreement shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for such Shares and such Warrants being purchased by such Investor; (b) completion of the Contemporaneous Offering; and (c) the accuracy in all material respect of the representations and warranties made by such Investor when made and the fulfillment in all material respects of those undertakings of such Investor to be fulfilled prior to the Closing.

The Investor’s obligation to purchase the number of the Shares and the number of the Warrants being purchased by such Investor hereunder shall be subject to the following conditions, any one or more of which may be waived by such Investor: (a) the representations and warranties of the Company set forth herein shall be true and correct as of the Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) in all material respects (except for representations that are qualified by materiality, which shall be true and correct in all respects) and the fulfillment of those undertakings of the Company in the Agreement to be fulfilled on or prior to the Closing Date, and the Investor shall have received a certificate to that effect from the Company’s Chief Executive Officer or Chief Financial Officer, (b) such Investor shall have received such documents as such Investor shall reasonably have requested, including, a standard opinion of the Company’s counsel including as to the matters set forth in Section 4.2 and as to exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), of the sale of the Shares and the Warrant Shares (as defined below), (c) completion of the Contemporaneous Offering and (d) the Company shall have filed a Notification Form: Listing of Additional Shares with respect to the Shares and the Warrant Shares with the Nasdaq Capital Market (“Nasdaq”).

4.                                       Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

4.1                                       Organization.  The Company is duly organized and validly existing in good standing under the laws of the State of Delaware.  The Company has full power and authority to own or lease its properties and to conduct its business as presently conducted and as described in the documents filed by the Company under the Securities Act (such documents, the “Securities Act Documents”) and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), since the end of its most recently completed fiscal year through the date hereof (the “Exchange Act Documents,” and together with the Securities Act Documents, the “SEC Documents”) and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), operations (including results thereof), business or properties of the Company (a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.  Other than Advanced Life Sciences, Inc., the Company has no subsidiaries (as defined in Rule 405 of the Securities Act).

4.2                                       Due Authorization and Valid Issuance.  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement, and the Agreement has been duly authorized and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The Shares and the Warrants being purchased by the Investor hereunder, and the shares of common stock of the Company to be issued to the Investors upon an exercise of all or part of the Warrants (the “Warrant Shares”), will, upon issuance and payment therefor pursuant to the terms hereof, be duly authorized, validly issued, fully-paid and nonassessable.

4.3                                       Non-Contravention.  The execution and delivery of the Agreement, the issuance and sale of the Shares and the Warrants under the Agreement, the issuance of the Warrant Shares upon exercise of the Warrants, the fulfillment of the terms of the Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties are bound, (ii) the charter, by-laws or other organizational documents of the Company, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or its properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults that are not reasonably likely to have a Material Adverse Effect or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the material property or assets of the Company is subject, except for such liens, encumbrances, claims, security interests or restrictions upon any of the properties or assets of the Company or accelerations of indebtedness that are not reasonably likely to have a Material Adverse Effect.  No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body or any other person is required for the execution and delivery of the Agreement, the valid issuance and sale of the Shares and the Warrants to be sold pursuant to the Agreement, or the valid issuance of the Warrant Shares upon exercise of the Warrants, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

4.4                                       Capitalization.  The capitalization of the Company as of September 30, 2007 is as set forth in the most recent applicable SEC Documents, increased as set forth in the next sentence.  The Company has not issued any capital stock since that date other than pursuant to (i) employee benefit plans disclosed in the SEC Documents, or (ii) outstanding warrants, options or other securities disclosed in the SEC Documents.  The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except as set forth in or contemplated by the SEC Documents, and other than options issued to officers, directors and employees of the Company under its employee benefit plans, the Warrants and any warrants issued pursuant to the Contemporaneous Offering, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.  Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal or other similar right exists with respect to the Shares, the Warrants or the Warrant Shares or the issuance and sale thereof.  No further approval or authorization of any stockholder or the Board of Directors of the Company or others is required for the issuance and sale of the Shares and the Warrants or the issuance of the Warrant Shares upon exercise of the Warrants. Except as disclosed in the SEC Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. The issuance and sale of the Shares and the Warrants, and the issuance of the Warrant Shares upon exercise of the Warrants, will not result in a right of any current holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  Subject to the filing of the notification with Nasdaq, the issuance and sale of the Shares under the Agreement does not contravene the rules and regulations of Nasdaq, and, in furtherance of the foregoing sentence, no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Investors the maximum number of the Shares and the Warrants, or the issuance of the Warrant Shares upon exercise of the Warrants, contemplated by the Agreement.

4.5                                       Legal Proceedings; Disagreements with Advisors.  There is no material legal or governmental investigation, action, suit or proceeding pending or, to the knowledge of the Company, threatened to which the Company is or may be a party or of which the business or property of the Company is subject that is not disclosed in the SEC Documents.  There are no material disagreements presently existing, or reasonably anticipated by the Company to arise, between the accountants formerly or presently employed by the Company.

4.6                                       No Violations.  The Company is not (i) in violation of its charter, bylaws or any other organizational documents; (ii) in violation of any federal, state or local law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect; or (iii) in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound, which would be reasonably likely to have a Material Adverse Effect.

4.7                                       Governmental Permits, Etc.  With the exception of the matters which are dealt with separately in Sections 4.1, 4.12, 4.13, and 4.14, the Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company as currently conducted and as described in the SEC Documents, except where the failure to currently possess would not have a Material Adverse Effect.

4.8                                       Intellectual Property.  Except as specifically disclosed in the SEC Documents (i)  the Company owns or possesses sufficient rights to use all patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (including trade secrets and other unpatented and/or unpatentable property or confidential information, systems, processes or procedures) (collectively, “Intellectual Property”) described or referred to in the SEC Documents as owned or possessed by it or that are necessary for the conduct of its business as now conducted as described in the SEC Documents except where the failure to currently own or possess would not have a Material Adverse Effect, (ii) the Company is not infringing, and has not received any notice of, and has no knowledge of, any asserted infringement by the Company of any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect and (iii) the Company  has not received any notice of, and has no knowledge of, infringement by a third party with respect to any Intellectual Property rights of the Company that, individually or in the aggregate, would have a Material Adverse Effect.  Further, except as described in the SEC Documents or exhibits thereto, or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no third party, including any academic or governmental organization, possesses rights to the Intellectual Property which, if exercised, could enable such third party to develop products competitive with the business of the Company as currently being conducted.

4.9                                       Financial Statements; Obligations to Related Parties.  (a) The financial statements of the Company and the related notes contained in the SEC Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified consistent with the books and records of the Company except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which are not expected to be material in amount.  Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as may be disclosed in the notes to such financial statements, or in the case of unaudited statements, as may be permitted by the Securities and Exchange Commission (the “SEC”) on Form 10-Q under the Exchange Act and except as disclosed in the SEC Documents.  The other financial information contained in the SEC Documents has been prepared on a basis consistent with the financial statements of the Company.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto.

(b)                                 Except as set forth in any SEC Documents, there are no obligations of the Company to officers, directors, stockholders or employees of the Company other than (i) for payment of salary for services rendered and for bonus payments; (ii) reimbursements for reasonable expenses incurred on behalf of the Company; (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company); and (iv) obligations listed in the Company’s financial statements.

4.10                                 No Material Adverse Change.  Except as disclosed in the SEC Documents, since September 30, 2007, there has not been (i) any material adverse change in the financial condition or earnings of the Company, (ii) any material adverse event affecting the Company, (iii) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or (v) any loss or damage (whether or not insured) to the physical property of the Company which has been sustained, in each case, which has a Material Adverse Effect.

4.11                                 Disclosure. The representations and warranties of the Company contained in this Section 4 as of the date hereof and as of the Closing Date, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except with respect to the material terms and conditions of the transaction contemplated by the Agreement, the anticipated use of the proceeds therefrom, each of which shall be publicly disclosed by the Company pursuant to Section 16 hereof, the Company confirms that neither it nor any person acting on its behalf has provided the Investors with any information that the Company believes constitutes material, non-public information.  The Company understands and confirms that the Investors will rely on the foregoing representations in effecting transactions in the securities of the Company.

4.12                                 Nasdaq Compliance.  The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from Nasdaq, nor has the Company received any notification that the SEC or Nasdaq is contemplating terminating such registration or listing.

4.13                                 Reporting Status.  The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act since December 31, 2006.  All such documents complied in all material respects with the SEC’s requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

4.14                                 Listing.  The Company shall use reasonable commercial efforts to comply with all requirements of Nasdaq with respect to the listing of the Shares and the Warrant Shares on Nasdaq.  The Company shall comply with all requirements of the SEC with respect to the issuance of the Shares, the Warrants and the Warrant Shares.

4.15                                 No Manipulation of Stock.  The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares, the Warrants or the Warrant Shares.

4.16                                 Company not an “Investment Company”.  The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company is not, and immediately after receipt of payment for the Shares and the Warrants will not be, an “investment company” or, to the knowledge of the Company, an entity “controlled” by an “investment company” within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

4.17                                 Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

4.18                           Accountants.  Deloitte & Touche LLP, who have audited certain financial statements included or incorporated by reference in the Registration Statement (as defined below), is an independent registered public accounting firm as required by the Securities Act, the rules and regulations promulgated thereunder and the Public Company Accounting Oversight Board.  Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Deloitte & Touche LLP has not been engaged by the Company to perform any “ prohibited activities” (as defined in Section 10A of the Exchange Act).

4.19                                 Contracts.  The contracts described in the SEC Documents that are material to the Company are in full force and effect on the date hereof, and neither the Company nor, to the Company’s knowledge, any other party to such contracts is in breach of or default, or received a notice of termination under any of such contracts which would have a Material Adverse Effect.  The Company has filed with the SEC all contracts and agreements required to be filed by the Exchange Act.

4.20                                 Taxes.  The Company has filed (or has obtained an extension of time within which to file) all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due on such tax returns, except where the failure to so file or the failure to so pay would not have a Material Adverse Effect.  The Company is not aware of any tax deficiency that has been or might be asserted or threatened against it that would have a Material Adverse Effect.

4.21                                 Private Offering.  Assuming the correctness of the representations and warranties of the Investor set forth in Section 5 hereof and assuming that Lazard Frères & Co. LLC, Susquehanna Financial Group, LLLP and CRT Capital Group LLC (collectively, the “Placement Agents”) has not offered or sold any of the Shares or Warrants by any form of general solicitation or advertising, the offer and sale of the Shares and the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants is exempt from registration under the Securities Act.  The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the transaction contemplated by the Agreement and sale of the Shares and the Warrants other than the documents of which the Agreement is a part or the SEC Documents.  The Company has not in the past nor will it hereafter take any action independent of the placement agent to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares and the Warrants as contemplated by the Agreement within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.  Neither the Company nor any person acting on behalf of the Company (other than the Placement Agents) has offered or sold any of the Shares or the Warrants by any form of general solicitation or general advertising.  The Company has offered the Shares and the Warrants for sale only to the Investors and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.  The Company has not entered, and will not enter, any agreement with a third party purchaser in the Contemporaneous Offering that contains any provision that is different from these Terms and Conditions and advantageous to such third party investor, unless it provides the Investor the option, in its sole discretion, to cause such provision to become part of these Terms and Conditions.

4.22                                 Disclosure Controls and Procedures.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  The Company maintains a system of internal control over financial reporting (as such term is defined in the Exchange Act) sufficient to provide reasonable assurance that (i)

transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company’s certifying officers are responsible for establishing and maintaining disclosure controls and procedures (as defined in the Exchange Act) for the Company and they have (a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the periods in which the Company’s filings under the Exchange Act have been prepared; (b) evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in the Company’s filings under the Exchange Act their conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the periods covered by such filings under the Exchange Act  based on such evaluation; and (c) since the last evaluation date referred to in (b) above, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.

4.23                                 Transactions With Affiliates.  There are no business relationships or related-party transactions involving the Company or any other person required to be described in the SEC Documents that have not been described as required.

4.24                           No Registration Rights.  Except for third party purchasers in the Contemporaneous Offering, no person will have the right, which right has not been waived, to require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the SEC or the issuance and sale of the Shares or the Warrant Shares.

4.25                           Company Acknowledgement of Investor Representation.  The Company acknowledges and agrees that Investor does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Sections 5 and 16(a) of the Agreement, or in the Investor Questionnaire.

5.                                       Representations, Warranties and Covenants of the Investor.

5.1                                       The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an “accredited investor” as defined in Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the number of the Shares and the number of the Warrants, in each case, set forth on the Investor’s signature page to this Agreement, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares and the Warrants; (ii) the Investor is acquiring the Shares and the Warrants in the ordinary course of its business and for its own account and with no present intention of distributing any of the Shares or the Warrant Shares (other than pursuant to the Registration Statement) or any arrangement or understanding with any other persons regarding the distribution of the Shares or the Warrant Shares; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares or the Warrant Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions on the Investor Questionnaire attached hereto for use in preparation of the Registration Statement and the answers thereto are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date and the Filing Date; (v) the Investor will notify the Company immediately of any change in any of such information until such time as such Investor has sold all of the Shares and the Warrant Shares owned by it or until the Company is no longer required to keep the Registration Statement effective (other than changes in the number of Shares or Warrant Shares); and (vi) the Investor has, in connection with its decision to purchase the number of the Shares and the Warrants relied only upon the SEC Documents and the representations and warranties of the Company contained herein.  The Investor understands that its acquisition of the Shares and the Warrants has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein.  Subject to compliance with the Securities Act, applicable securities laws and the respective rules and regulations promulgated thereunder, nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Shares, the Warrants or the Warrant Shares for any period of time.

5.2                                       The Investor acknowledges and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, the Warrants or the Warrant Shares or possession or distribution of offering materials in connection with the issue of the Shares, the Warrants or the Warrant Shares in any jurisdiction outside the United States where legal action by the Company for that purpose is required.  Any Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers the Shares, the Warrants or the Warrant Shares or has in its possession or distributes any offering material, in all cases at its own expense.

5.3                                       The Investor hereby covenants with the Company not to make any sale of the Shares, the Warrants and the Warrant Shares without complying with the provisions of the Agreement and without causing the prospectus delivery requirement under the Securities Act to be satisfied (whether by delivery (including deemed delivery) of the Prospectus or pursuant to and in compliance with an exemption from such requirement), and each Investor acknowledges that the certificates evidencing the Shares, the Warrants and the Warrant Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith.  The Investor acknowledges that there may occasionally be times when the Company determines that it must suspend the use of the Prospectus forming a part of the Registration Statement, as set forth in Section 7.2(c).

5.4                                       The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into the Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of the Agreement, and (ii) the Agreement constitutes a valid and binding obligation of the Investor enforceable against such Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

5.5                                       Since the time the Investor was first contacted by the Company or any other person regarding the transactions contemplated hereby, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Shares and Warrants, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, borrowed or pre borrowed any shares of Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Company’s securities (each, a “Prohibited Transaction”).  Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the public disclosure of the transactions contemplated by this Agreement or (iii) the Required Effective Date, such Investor shall not, and shall cause its Trading Affiliates not to, (A) engage, directly or indirectly, in a Prohibited Transaction, or (B) effect any sale, assignment, pledge, hypothecation, put, call, transfer or other disposition of any Company securities.

5.6                                       The Investor understands that nothing in the SEC Documents, the Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares and the Warrants or the issuance of the Warrant Shares constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares and the Warrants.

6.                                       Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to the Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of the Agreement, the delivery to the Investor of the Shares and the Warrants being purchased and the payment therefore; provided, that the representations and warranties contained herein shall expire on the one-year anniversary of the Closing Date.

7.                                       Registration of the Shares and the Warrant Shares; Compliance with the Securities Act.

7.1                                       Registration Procedures and Other Matters.  The Company shall:

(a)                            subject to receipt of necessary information from the Investors after prompt request from the Company to the Investors to provide such information, prepare and file with the SEC, within 45 days after the Closing Date (the “Filing Date”), a registration statement on Form S-3 (except if the Company is not then eligible to register for resale the Registrable

Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act) (the “Registration Statement”) to enable the resale of the Shares and the Warrant Shares by the Investors from time to time in compliance with the Securities Act;

(b)                           subject to receipt of necessary information from the Investor after prompt request from the Company to the Investors to provide such information, use its best efforts to cause the Registration Statement to become effective on or prior to the sixtieth (60th) day after the Closing Date (the “Required Effective Date”).  However, so long as the Company filed the Registration Statement by the Filing Date, if the Registration Statement receives SEC review, then the Required Effective Date will be the ninetieth (90th) calendar day after the Closing Date;

(c)                            use its best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement in compliance with applicable laws, and the prospectus used in connection therewith (the “Prospectus”) as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to the Shares purchased by the Investor and the Warrant Shares issued pursuant to the Warrants, the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which the Investor may sell all of the Shares and the Warrant Shares then held by the Investor under Rule 144(k) of the Securities Act, or (iii) such time as all of the Shares purchased by the Investor in the transaction contemplated by the Agreement and the Warrant Shares issued to the Investor pursuant to the Warrants have been sold pursuant to a registration statement;

(d)                           furnish to the Investor with respect to the Shares and the Warrant Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and preliminary Prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares and the Warrant Shares by the Investor;

(e)                            file documents required of the Company for blue sky clearance in states specified in writing by the Investors and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section 7.1(c); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(f)                              bear all expenses in connection with the procedures in paragraph (a) through (e), (h) and the last paragraph of this Section 7.1 and the registration of the Shares and the Warrant Shares pursuant to the Registration Statement (other than underwriting discounts or commissions, brokers’ fees and similar selling expenses and any other fees or expenses incurred by the Investors, including attorneys’ fees);

(g)                           advise the Investor, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal as promptly as possible moment if such stop order should be issued; and

(h)                           include in the Registration Statement a “Plan of Distribution” section substantially in the form attached hereto as Exhibit A.

Notwithstanding anything to the contrary herein, the Registration Statement shall cover only the Shares and the Warrant Shares.  In no event at any time before the Registration Statement becomes effective with respect to the Shares and the Warrant Shares shall the Company publicly announce or file any other registration statement, other than registrations on Form S-8, without the prior written consent of a majority in interest of the Investor and the third-party purchasers in the Contemporaneous Offering.

The Company understands that the Investor disclaims being an underwriter, but any Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder; provided, however that if the Company receives notification from the SEC that an Investor is deemed an underwriter, then the period by which the Company is obligated to submit an acceleration request to the SEC shall be extended to the earlier of (i) the 90th day after such SEC notification or (ii) 150 days after the initial filing of the Registration Statement with the SEC.

The Company may exclude Common Stock from the Registration Statement if required by the SEC in order for the SEC to declare the Registration Statement effective; provided, however, that the Company will use its commercially reasonable efforts to file and have declared effective a subsequent Registration Statement that includes the Common Stock excluded from the initial

Registration Statement at such time as it may do so in accordance with the Securities Act as interpreted by the SEC.  With respect to any Common Stock that is not included in the initial Registration Statement or a subsequent Registration Statement within 120-days following the Closing Date, the Company shall be required to pay the Investor Liquidated Damages in accordance with Section 7.7; provided, however, that the 10% cap, imposed by Section 7.7 on Liquidated damages shall be deemed ineffective and inoperative.

If the SEC deems the registration of the Common Stock to be a primary offering by the Company or any of the third party purchasers in the Contemporaneous Offering, and the SEC prohibits the use of Rule 415 under the Securities Act (or any similar provision then in force) to sell Common Stock on a delayed or continuous basis, then the Investor shall not be obligated to commit to any such primary offering to allow the Registration Statement to be declared effective by the SEC.  In such event, if the Registration Statement is not declared effective within 120 days following the Closing Date, then the Company shall be required to pay the Investor Liquidated Damages in accordance with Section 7.7; provided, however, that the 10% cap, imposed by Section 7.7, on Liquidated damages shall be deemed ineffective and inoperative.

Within one business day following the effectiveness date of the Registration Statement, the Company shall give notice to the Investor of such effectiveness and, within two business days following such effectiveness, the Company shall use its commercially reasonable efforts to cause its counsel to issue an appropriate opinion or opinions to the transfer agent substantially to the effect that the shares are subject to an effective registration statement and can be reissued free of restrictive legend in accordance with provisions of Section 7.6.

7.2                                       Transfer of the Shares and the Warrant Shares After Registration; Suspension.

(a)                            The Investor agrees that it will not effect any disposition of the Shares or the Warrant Shares or its right to purchase the Shares or the Warrant Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 7.1 and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Investor or its plan of distribution (other than changes in the number of Shares or Warrant Shares). In connection with any transfer of the Shares or the Warrant Shares other than pursuant to an effective registration statement, to the Company or to an affiliate of the Investor (who is an accredited investor and executes a customary representation letter), the Company may require the transferor thereof to provide to the Company an opinion of counsel which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares or Warrant Shares under the Securities Act.

(b)                           Except in the event that paragraph (c) below applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares or the Warrant Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to Section 7.2(b)(i) as they reasonably request; and (iii) inform the Investor that the Company has complied with its obligations in Section 7.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify each Investor pursuant to Section 7.2(b)(i) hereof when the amendment has become effective).

(c)                            Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which, upon the good faith judgment of the Company’s Board of Directors based on the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Investor (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, such Investor will refrain from selling any of the Shares or the Warrant Shares pursuant to the Registration Statement (a “Suspension”) until a supplemented or amended Prospectus is prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used.  In the event of any Suspension, the Company will use its best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 20 business days after the delivery of a Suspension Notice to the Investor.

(d)                           Notwithstanding the foregoing paragraphs of this Section 7.2, the Investor shall not be prohibited from selling any of the Shares or the Warrant Shares under the Registration Statement as a result of Suspensions on more than two occasions of not more than 30 days each in any twelve month period, unless, in the good faith judgment of the Company’s Board of Directors based on the advice of its counsel, the sale of the Shares or the Warrant Shares under the Registration Statement in reliance on this paragraph 7.2(d) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in liability to the Company.

(e)                            Provided that a Suspension is not then in effect, the Investor may sell any of the Shares and the Warrant Shares under the Registration Statement; provided, that it complies with the prospectus delivery requirements under the Securities Act.  Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current Prospectuses to the Investors and to supply copies to any other parties requiring such Prospectuses pursuant to the Securities Act.

7.3                                       Indemnification.  For the purpose of this Section 7.3:

(i)                                           the term “Selling Stockholder” means the Investor and any affiliate of such Investor;

(ii)                                        the term “Registration Statement” shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, and any exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1; and

(iii)                                     the term “untrue statement” for purposes of Section 7.3(d) hereof shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(a)                            The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any breach of any of the representations or warranties of the Company contained herein or failure to comply with any of the covenants and agreements of the Company contained herein, (ii) any untrue statement of a material fact contained in the Registration Statement as amended at the time of effectiveness or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement as amended at the time of effectiveness, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable to a Selling Stockholder to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Section 7.2 hereof respecting sale of the Shares or the Warrant Shares or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder.  The Company shall reimburse each Selling Stockholder for the amounts provided for herein on demand as such expenses are incurred as reasonably documented by the Selling Stockholder.

(b)                           The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the

Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure to comply with the covenants and agreements contained in Section 7.2 hereof respecting sale of the Shares or (ii) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, that an Investor’s obligation to indemnify the Company shall be limited to the net amount received by the Investor from the sale of the Shares or Warrant Shares by the Investor.

(c)                            Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 7.3 (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action) or from any liability otherwise than under this Section 7.3.  Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person.  After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties hereunder and similarly situated indemnified parties under the Securities Purchase Agreements with the third-party purchasers in connection with the Contemporaneous Offering.  In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided, that such consent shall not be unreasonably withheld.  No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(d)                           If the indemnification provided for in this Section 7.3 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and an Investor, as well as any other Selling Stockholders under such registration statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor or other Selling Stockholder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement.  The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investor and other Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Investor shall be required to contribute any amount in excess of the amount by which the net amount received by such Investor from the sale of the Shares or the Warrant Shares to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Investor’s obligations in this subsection to contribute shall be in proportion to its sale of the Shares or the Warrant Shares to which such loss relates and shall not be joint with any other Selling Stockholders.

(e)                            The parties to the Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.3, and are fully informed regarding said provisions.  They further acknowledge that the provisions of this Section 7.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.  The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7.3 and further agree not to attempt to assert any such defense.

7.4                                       Termination of Conditions and Obligations.  The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Shares and the Warrant Shares shall cease and terminate as to any particular number of the Shares or the Warrant Shares when such shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such shares or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

7.5                                       Information Available.  So long as the Registration Statement is effective covering the resale of any of the Shares or the Warrant Shares owned by the Investor, the Company will furnish to the Investor:

(a)                            as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) its Annual Report on Form 10-K and (iii) its Quarterly Reports on Form 10-Q (the foregoing, in each case, excluding exhibits);

(b)                           upon the reasonable request of the Investor, all exhibits excluded by the parenthetical to subparagraph (a) of this Section 7.5 as filed with the SEC and all other information that is made available to shareholders; and

(c)                            upon the reasonable request of the Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses.

7.6                                 Legend; Restrictions on Transfer.  (a) The certificates for the Shares and the Warrants (and any securities issued in respect of or exchange for the Shares or the Warrants, including, without limitation, the Warrant Shares) shall be subject to a legend or legends restricting transfer under the Securities Act and referring to restrictions on transfer herein, such legend to be substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE “1933 ACT”) AND APPROPRIATE EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES LAWS OF OTHER APPLICABLE JURISDICTIONS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION.  THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE OF THE PROPOSED SALE OR TRANSFER WITH THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR EXEMPTION THEREFROM.

The Investor expressly agrees that any sale by such Investor of the Shares or the Warrant Shares pursuant to the Registration Statement shall be sold in a manner described under the caption “Plan of Distribution” in such Registration Statement and the Investor will deliver a copy of the Prospectus contained in the Registration Statement to the purchaser or purchasers (including through deemed delivery) in connection with such sale, in each case in compliance with the requirements of the Securities Act and Exchange Act applicable to such sale.  The Investor further agrees that the Shares or the Warrant Shares shall only be sold while the Registration Statement is effective, unless another exemption from registration is available.  On the basis of compliance by the Investor with the foregoing covenants, upon effectiveness of the Registration Statement, the Company shall as soon as practicable (but not later than three business days after surrender of the legended certificates to the Company and notice of such surrender has been provided pursuant to Section 8 below) cause certificates evidencing the Shares, the Warrants and the Warrant Shares previously issued to be replaced with certificates which do not bear the restrictive legends specified above in this Section 7.6, and all of the Shares, the Warrants and the Warrant Shares subsequently issued shall not bear the restrictive legend specified above in this Section 7.6.  The Investor acknowledges that the removal of the restrictive legends from certificates representing the Shares, the Warrants and the Warrant Shares as provided in this Section 7.6 is predicated upon the Company’s reliance on the Investor’s compliance with its covenants in this Section 7.6.

                                                                                                7.7                                 Damages. The Company and the Investor agree that the Investor will suffer damages if the Company fails to fulfill its obligations pursuant to Section 7.1 and 7.2 hereof and that it would not be possible to ascertain the extent of such damages with precision.  Accordingly, the Company hereby agrees to pay partial damages (“Liquidated Damages”) to the Investors under the following circumstances:  (a) if the Registration Statement is not filed by the Company on or prior to 45 days after the Closing Date (such an event, a “Filing Default”); (b) if the Registration Statement is not declared effective by the SEC on or prior to 60 days or, 90 days in the event that the Registration Statement receives SEC review, after the Closing Date (such an event, an “Effectiveness Default”); or (c) if the Registration Statement (after its effectiveness date) ceases to be effective and available to the Investors for any continuous period that exceeds 30 days or for one or more periods that exceed in the aggregate 60 days in any 12-month period (such an event, a “Suspension Default” and together with a Filing Default and an Effectiveness Default, a “Registration Default”).  In the event of a Registration Default, the Company shall as Liquidated Damages pay, as set forth below, to each Investor, for each 30-day period of a Registration Default, an amount in cash equal to 1% of the aggregate purchase price paid by such Investor for the Shares purchased pursuant to this Agreement and held at the time of the Registration Default; provided, that in no event shall the aggregate amount of cash to be paid as Liquidated Damages pursuant to this Section 7.7 exceed 10% of the aggregate purchase price paid by the Investor.  The Company shall pay the Liquidated Damages as follows:  (i) in connection with a Filing Default, on the 46th day after the Closing Date, and each 30th day thereafter until the Registration Statement is filed with the SEC; (ii) in connection with an Effectiveness Default, on the 61st day after the Closing Date (or, in the event that the Registration Statement receives SEC review, the 91st day after the Closing Date), and each 30th day thereafter until the Registration Statement is declared effective by the SEC; or (iii) in connection with a Suspension Default, on either (x) the 31st consecutive day of any Suspension or (y) the 61st day (in the aggregate) of any Suspensions in any 12-month period, and each 30th day thereafter until the Suspension is terminated in accordance with Section 7.2.  Notwithstanding the foregoing, all periods shall be tolled during delays directly caused by the action or inaction of any Investor, and the Company shall have no liability to any Investor in respect of any such delay.  The Liquidated Damages payable herein shall apply on a pro rata basis for any portion of a 30-day period of a Registration Default.

8.                                       Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or electronic mail, or (B) if delivered from outside the United States, by International Federal Express (or other recognized international express courier) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier (and next day delivery was specified), one business day after so mailed, (iii) if delivered by International Federal Express (or other recognized international express courier), two business days after so mailed, or (iv) if delivered by facsimile or electronic mail, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a)                                        if to the Company, to:

Advanced Life Sciences Holdings, Inc.

1440 Davey Road

Woodridge, IL 60517

Attn:  Patrick Flavin, Chief Legal Counsel

Phone: (630) 739-6744, ext. 214

Fax:  (630) 739-6754

(b)                                       with a copy to:

Winston & Strawn LLP

35 West Wacker Drive

Chicago, IL 60601

Attention: R. Cabell Morris, Esq.

Phone: (312) 558-5609

Fax: (312) 558-5700

(c)                                  if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

Notwithstanding anything in the Agreement to the contrary, (a) the Company may deliver any documents, information or notices required to be delivered to an Investor under the Agreement by email, in any recognized electronic format, including Portable Document Format (PDF) or Microsoft Word document format, and (b) with respect to any documents, exhibits, filings, furnishings or other submissions (other than any Registration Statement, Prospectus, or Preliminary Prospectus pursuant to Section 7 hereof) publicly available on the SEC’s EDGAR system (each, an “EDGAR Filing”), such EDGAR Filing shall be deemed furnished by the Company to such Investor, in each case as of the date first publicly available on the EDGAR system.

9.                                       Changes.  The Agreement may be modified, amended or waived only pursuant to a written instrument signed by the Company and (a) a majority in interest of the Investor and the third party purchasers in the Contemporaneous Offering; provided, that such modification, amendment or waiver is made with respect to all Securities Purchase Agreements relating thereto and does not adversely affect the Investor without adversely affecting the Investor and such third party Investors in a similar manner or (b) the Investor.

10.                                 Headings.  The headings of the various sections of the Agreement have been inserted for convenience of reference only and shall not be deemed to be part of the Agreement.

11.                                 Severability.  In case any provision contained in the Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.                                 Governing Law.  The Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law.

13.                                 Counterparts.  The Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

14.                                 Entire Agreement.  The Agreement constitutes the entire agreement between the parties hereto and supersedes any prior understandings or agreements concerning the purchase and sale of the Shares and the Warrants and the resale registration of the Shares and the Warrant Shares.

15.                                 Rule 144.  For three years from the Closing Date, the Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Investor holding any of the Shares purchased hereunder or the Warrant Shares issued pursuant to the Warrants that is made after the first anniversary of the Closing Date, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any such Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell such Shares or Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of an Investor, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

16.                                 Confidential Information.

(a)                                        The Investor represents to the Company that, at all times during the Company’s offering of the Shares and the Warrants, such Investor has maintained in confidence all non-public information regarding the Company received by such Investor from the Company or its agents, including without limitation, the existence of the transaction contemplated herein, and covenants that it will continue to maintain in confidence such information until such information (a) becomes generally publicly available other than through a violation of this provision by such Investor or its agents or (b) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process); provided, however, that before making any use or disclosure in reliance on this subparagraph (b) the Investor shall give the Company at least fifteen (15) days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and will furnish only that portion of the non-public information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded any non-public information so furnished.

(b)                                       The Company shall prior to 9:30 a.m. Eastern Standard Time on the first business day following the date of this Agreement, issue a press release disclosing the material terms of the transactions contemplated hereby (including at least the number of the Shares and the Warrants sold and proceeds therefrom).  The Company shall not publicly disclose the name of the Investor, or include the name of the Investor in such press release or any filing with the SEC or any regulatory agency or Nasdaq (other than the filing of the Agreement with the SEC pursuant to the Exchange Act or the filing of the Registration Statement in accordance with the provisions of Section 7 of the Agreement), without the prior written consent of such Investor, except to the extent such disclosure is required by law or Nasdaq regulations.

17.                                 No Third-Party Beneficiaries.  Except as may otherwise be expressly set forth herein, the Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

18.                                 Expenses.  The parties shall pay their own legal and other expenses in connection with the preparation, negotiation and execution of the Agreement and the consummation of the transactions contemplated herein.  For clarification purposes and without implication that the contrary would otherwise be true, the transactions contemplated by the Agreement only include the transaction between the Company and the Investor and do not include any other transaction between the Company and any other third party purchaser of the Company’s securities.

19.                                 Termination.  The Investors may terminate the Agreement without any obligation or liability thereunder or otherwise if the Closing does not occur within seven (7) business days after the execution of the Agreement.